Exhibit 5
                                                                       ---------

                        [BARNES & THORNBURG LETTERHEAD]

                                                               December 28, 2001

City Savings Financial Corporation
2000 Franklin Street
Michigan City, Indiana   46360-4599

Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of CITY SAVINGS FINANCIAL CORPORATION (the "Corporation"), relating to (1) up to 13,750 shares of the Common Stock of the Corporation, without par value ("Common Stock"), to be issued and sold under the Michigan City Savings Employees' Savings & Profit Sharing Plan and Trust (the "Plan"), and (2) the interests in the Plan to be issued to those employees of the Corporation and its subsidiaries who participate in the Plan ("Interests"). In connection with your request, we have made such examination of the corporate records and proceedings of the Corporation and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

     Based upon such examination, we are of the opinion that when the Common Stock has been issued and sold and the purchase price thereof has been paid and when the Interests have been issued, all as contemplated by the Plan as described in the Registration Statement, as the same may be amended, and when the steps set forth in the next paragraph have been taken, the Common Stock will be legally issued, fully paid and nonassessable, and the Interests will be legally issued.

     The steps to be taken which are referred to in the next preceding paragraph consist of the following:

          (1) compliance with the Securities Act of 1933, as amended, and with the securities laws of the State of Indiana, with respect to the Plan and the issuance and sale of the Common Stock and the issuance of the Interests thereunder; and

          (2) issuance and sale of the Common Stock and the issuance of the Interests in accordance with the terms and conditions set forth in the Plan and the Registration Statement, as amended from time to time.

                                                 Sincerely yours,


                                                 /s/ BARNES & THORNBURG
                                                 BARNES & THORNBURG